UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2018, Spindle, Inc. (the “Company”) received a letter from Habib Yunus resigning from the Company’s Board of Directors, effective immediately.

On June 13, 2018, the Company’s Board of Directors appointed Christopher Wesser to be a Director.

Mr. Wesser most recently served as Executive Vice President, Secretary, and General Counsel at Professional Diversity Network, Inc. (“IPDN”), a global technology and networking company having offices in China and the U.S., with 15 million members worldwide. IPDN is traded on the Nasdaq Stock Market under ticker symbol IPDN from 2014 to 2017. Prior to his service at IPDN, Mr. Wesser served as General Counsel and Secretary of NAPW, Inc., managing all legal, insurance, logistical and business risk matters from 2009 until NAPW was acquired in 2014 by IPDN.

Prior to joining NAPW, Mr. Wesser was a partner with a private boutique litigation firm, where he served as local and national counsel to large corporations in numerous complex litigations in state and federal courts as well as before governmental agencies nationwide. Mr. Wesser holds a B.A. degree in Finance, summa cum laude, from LeMoyne College and a J.D. degree from William & Mary Law School. The Company issued a press release regarding Mr. Wesser’s appointment as a Director which is filed with this Form 8-K as exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Letter dated June 8, 2018 from Mr. Habib Yunus to Spindle, Inc.
99.2	Press Release dated June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Interim Chief Executive Officer

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